UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2017

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 West Cesar Chavez, Austin, TX 78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 31, 2012, Silicon Laboratories Inc. (the “Company”) and certain of its domestic subsidiaries (the “Guarantors”) entered into a $230 million five-year credit agreement with Bank of America, N.A. (“BOFA”), as the original Administrative Agent, Wells Fargo Bank, National Association (“Wells Fargo”), as Syndication Agent, Regions Bank, as Documentation Agent, and a syndicate of other lenders (the “Original Credit Agreement”). The Original Credit Agreement consisted of a $100 million term loan facility (the “Term Loan Facility”) and a $130 million revolving credit facility (the “Revolving Credit Facility”). On July 24, 2015, (i) Wells Fargo replaced BOFA as Administrative Agent and (ii) the Company and the Guarantors entered into the First Amendment to Credit Agreement (the “First Credit Agreement Amendment”) to amend the Original Credit Agreement (the Original Credit Agreement as amended by the First Credit Agreement Amendment, the “First Amended Credit Agreement”) in order to, among other things, repay in full the Term Loan Facility, increase the Revolving Credit Facility to $300 million and extend the maturity date to five years from the closing date. On February 27, 2017, the Company and the Guarantors entered into the Second Amendment to Credit Agreement (the “Second Credit Agreement Amendment”; the Original Credit Agreement as amended by the First Credit Agreement Amendment and the Second Credit Agreement Amendment, the “Amended Credit Agreement”) to further amend the Original Credit Agreement in order to, among other things, permit the issuance of, and certain payments under, certain convertible indebtedness.

The foregoing descriptions are subject to, and qualified in their entirety by, the Amended Credit Agreement. The Amended Credit Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On February 27, 2017, the Company issued a press release regarding the launch of a private offering of $350,000,000 aggregate principal amount of convertible senior notes due 2022 to be issued by the Company pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Second Amendment to Credit Agreement, dated February 27, 2017, by and among Silicon Laboratories Inc., the subsidiaries of the borrower identified therein, Wells Fargo Bank, National Association and the lenders party thereto.

99.1	Press Release dated February 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

February 27, 2017	/s/ John C. Hollister

Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated February 27, 2017, by and among Silicon Laboratories Inc., the subsidiaries of the borrower identified therein, Wells Fargo Bank, National Association and the lenders party thereto.

99.1	Press Release dated February 27, 2017